Exhibit 24.1










                   CONSENT OF BDO SEIDMAN L.P.









Spectrum Information Technologies, Inc.
Purchase, NY

We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of this Registration Statement of our report dated June 18, 1996, relating to the consolidated financial statements and schedule of Spectrum Information Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996.



/s/BDO Seidman, LLP

March 31, 1997